UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2004

Aquila, Inc.
(Exact name of registrant as specified in charter)

Delaware	1-03562	44-0541877
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification
incorporation)	No.)
20 West 9th, Kansas City, Missouri	64105
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number including area code:                                                (816) 421-6600

(Former name or former address, if changed since last report):                            Not Applicable

Introductory Note

Aquila, Inc. (the “company”, “Aquila”) is filing this Form 8-K/A to include pro forma financial information as of March 31, 2004 giving effect to the May 31, 2004 sale of its investments in Aquila Networks Canada (Alberta) Ltd. and Aquila Networks Canada (British Columbia) Ltd. to Fortis Inc. as discussed below. The Form 8-K filed on June 10, 2004 is therefore amended and restated in its entirety to read as follows:

Item 2. Acquisition or Disposition of Assets.

On May 31, 2004, Aquila, Inc. completed the sale of its Canadian utility operations in Alberta and British Columbia to two wholly-owned subsidiaries of Fortis Inc., a Canadian energy company based in Newfoundland for approximately $1.08 billion (CDN$1.476 billion), including the assumption of $113 million of debt (CDN$155 million) by the purchasers. The closing proceeds include $85 million (CDN$116 million) of preliminary adjustments for working capital and capital expenditures as provided under the sales agreements. These proceeds are subject to final adjustments, which are expected to be determined in the third quarter of 2004.

Prior to the closing of the sale, Aquila retired debt related to its Canadian utility operations of $215 million under a US dollar-denominated 364-day credit facility and $15 million (CDN$20 million) under a revolving bank credit facility.

Item 7. Financial Statements and Exhibits.

        (b) Pro forma financial information

The accompanying unaudited pro forma consolidated financial statements present the pro forma results of Aquila, Inc., taking into account the effect of the sale of its Canadian utility operations in Alberta and British Columbia assuming: (1) for the unaudited pro forma consolidated balance sheet, the sale closed on March 31, 2004, the balance sheet date and (2) for the unaudited pro forma consolidated statement of income of the three months ended March 31, 2004 and the year ended December 31, 2003, the sale closed on January 1, 2003.

The unaudited pro forma consolidated balance sheet as of March 31, 2004, and statement of income for the three months ended March 31, 2004 are based on the historical information provided in the Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (“SEC”) for the period ended March 31, 2004. The unaudited pro forma consolidated statement of income for the year ended December 31, 2003 is based on the historical information provided in the Annual Report on Form 10-K filed with the SEC for the year ended December 31, 2003. The unaudited pro forma consolidated financial statements are for illustrative purposes only. They are not necessarily indicative of the financial position or operating results that would have occurred had these transactions been completed on January 1, 2003 or March 31, 2004, as assumed above, nor is the information necessarily indicative of future financial position or operating results.

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Three Months Ended March 31, 2004

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Canadian Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity--regulated	$160.0			$160.0
Natural gas--regulated	438.5			438.5
Electricity--non-regulated	(1.8)			(1.8)
Natural gas--non-regulated	(45.3)			(45.3)
Other--non-regulated	1.8			1.8

Total sales	553.2			553.2

Cost of sales:
Electricity--regulated	81.8			81.8
Natural gas--regulated	327.5			327.5
Electricity--non-regulated	16.2			16.2
Natural gas--non-regulated	--			--
Other--non-regulated	6.4			6.4

Total cost of sales	431.9			431.9

Gross profit	121.3			121.3

Operating expenses:
Operating expense	117.8			117.8
Restructuring charges	.3			.3
Net loss on sale of assets	32.1			32.1
Depreciation and amortization expense	38.4			38.4

Total operating expenses	188.6			188.6

Other income (expense):
Equity in earnings of investments	2.1			2.1
Other income	1.5			1.5

Total other income (expense)	3.6			3.6

Interest expense	64.3			64.3

Loss from continuing operations before income taxes	(128.0)			(128.0)
Income tax benefit	(43.4)			(43.4)

Loss from continuing operations	(84.6)			(84.6)
Earnings from discontinued operations, net of tax	32.8	(17.5)		15.3

Net loss	$(51.8)	$(17.5)		$(69.3)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(.43)	$--		$(.43)
Discontinued operations	.17	(.09)		.08

Net loss	$(.26)	$(.09)		$(.35)

Aquila, Inc.
Unaudited Pro Forma Consolidated Statement of Income
For the Year Ended December 31, 2003

In millions, except per share amounts	Aquila, Inc. as filed	Less: Historical Canadian Utilities	Pro Forma Adjustments	Pro Forma
Sales:
Electricity--regulated	$697.5			$697.5
Natural gas--regulated	969.5			969.5
Electricity--non-regulated	4.8			4.8
Natural gas--non-regulated	(39.2)			(39.2)
Other--non-regulated	41.4			41.4

Total sales	1,674.0			1,674.0

Cost of sales:
Electricity--regulated	331.3			331.3
Natural gas--regulated	671.0			671.0
Electricity--non-regulated	80.4			80.4
Natural gas--non-regulated	18.5			18.5
Other--non-regulated	22.9			22.9

Total cost of sales	1,124.1			1,124.1

Gross profit	549.9			549.9

Operating expenses:
Operating expense	539.8			539.8
Restructuring charges	28.2			28.2
Impairment charges and net loss on sale of assets	194.7			194.7
Depreciation and amortization expense	164.7			164.7

Total operating expenses	927.4			927.4

Other income (expense):
Equity in earnings of investments	69.6			69.6
Other income	88.7			88.7

Total other income (expense)	158.3			158.3

Interest expense	273.1			273.1

Loss from continuing operations before income taxes	(492.3)			(492.3)
Income tax benefit	(141.7)			(141.7)

Loss from continuing operations	(350.6)			(350.6)
Earnings (loss) from discontinued operations, net of tax	14.2	(49.0)		(34.8)

Net loss	$(336.4)	$(49.0)		$(385.4)

Basic and diluted earnings (loss) per common share:
Continuing operations	$(1.80)	$--		$(1.80)
Discontinued operations	.07	(.25)		(.18)

Net loss	$(1.73)	$(.25)		$(1.98)

Aquila, Inc.
Unaudited Pro Forma Consolidated Balance Sheet
As of March 31, 2004

In millions	Aquila, Inc as filed	Less: Historical Canadian Utilities		Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$728.2			$749	.6(b)	$1,477.8
Restricted cash	242.6					242.6
Funds on deposit	338.2					338.2
Accounts receivable, net	449.3					449.3
Inventories and supplies	80.7					80.7
Price risk management assets	361.3					361.3
Prepayments and other	199.7					199.7
Current assets of discontinued operations	150.4	(150	.4)(a)			--

Total current assets	2,550.4	(150.4)		749.6		3,149.6

Property, plant and equipment, net	2,749.4					2,749.4
Investments in unconsolidated subsidiaries	18.6					18.6
Price risk management assets	545.1					545.1
Goodwill, net	111.0					111.0
Deferred charges and other assets	260.6					260.6
Non-current assets of discontinued operations	1,038.5	(1,028	.1)(a)			10.4

Total Assets	$7,273.6	$(1,178.5)		$749.6		$6,844.7

Liabilities and Shareholders' Equity
Current liabilities:
Current maturities of long-term debt	$421.8					$421.8
Accounts payable	327.6					327.6
Accrued liabilities	272.9			68	.5(c)	341.4
Price risk management liabilities	339.2					339.2
Current portion of long-term gas contracts	85.4					85.4
Customer funds on deposit	273.5					273.5
Current liabilities of discontinued operations	340.0	(340	.0)(a)			--

Total current liabilities	2,060.4	(340.0)		68.5		1,788.9

Long-term liabilities:
Long-term debt, net	2,207.2					2,207.2
Deferred income taxes and credits	298.7			20	.3(d)	319.0
Price risk management liabilities	465.7					465.7
Long-term gas contracts, net	560.2					560.2
Deferred credits	237.3					237.3
Non-current liabilities of discontinued operations	148.6	(148	.6)(a)			--

Total long-term liabilities	3,917.7	(148.6)		20.3		3,789.4

Common shareholders' equity	1,295.5			(29	.1)(e)	1,266.4

Total Liabilities and Shareholders' Equity	$7,273.6	$(488.6)		$59.7		$6,844.7

Aquila, Inc.
Notes to the Unaudited Pro Forma Consolidated Financial Statements

(a)	In accordance with Statement of Financial Accounting Standards No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," the assets and liabilities of Aquila Networks Canada (Alberta) Ltd. and Aquila Networks Canada (British Columbia) Ltd, were classified as discontinued assets and liabilities, respectively, on Aquila, Inc.'s reported balance sheet.

(b)	The following table reconciles the sale proceeds to the estimated cash received per the unaudited pro forma consolidated balance sheet as of March 31, 2004:

Sale Proceeds	$1,079.7
Pro forma adjustments:
Debt Retirements	(229.6)
Debt assumed by Fortis	(113.3)
Foreign currency forward contract settlement	12.8

Net cash received	$749.6

(c)	Represents the estimated income and withholding taxes, transaction costs and post-closing adjustments associated with the sale transaction.

(d)	Represents an increase in the company’s consolidated net deferred income tax liability as a result of the utilization of net operating losses to offset taxable income associated with the sale transaction.

(e)	The sale transaction is estimated to result in a pro forma net reduction in common shareholders’ equity as the estimated after-tax gain will be more than offset by the reclassification of the company’s cumulative foreign currency translation adjustments on March 31, 2004.

      (c) Exhibits

*Exhibit—2.1, Share Purchase Agreement relating to the sale by Aquila Networks Canada Ltd. of its investment in Aquila Networks Canada (Alberta) Ltd. to Fortis Inc., dated September 15, 2003. (Exhibit 2.1 to the company’s Current Report on Form 8-K dated June 10, 2004.)

*Exhibit—2.2, Share Purchase Agreement relating to the sale by Aquila Networks British Columbia Ltd. of its investment in Aquila Networks Canada (British Columbia) Ltd. to Fortis Inc., dated September 15, 2003. (Exhibit 2.2 to the company’s Current Report on Form 8-K dated June 10, 2004.)

        * Exhibits are incorporated by reference as indicated pursuant to Rule 12(b)-23.

Signatures

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aquila, Inc.

By:	/s/ Rick J. Dobson
Rick J. Dobson
Senior Vice President and
Chief Financial Officer
Date: July 12, 2004